As filed with the Securities and Exchange Commission on September 10, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

BALLANTYNE OF OMAHA, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization	47-0587703 (I.R.S. Employer Identification Number)

4350 McKinley Street, Omaha, Nebraska 68112

(Address of Principal Executive Offices)        (ZIP Code)

BALLANTYNE OF OMAHA, INC., NON-EMPLOYEE DIRECTORS’

RESTRICTED STOCK PLAN(1)

(Full Title of the Plan)

MICHAEL C. PALLESEN

CLINE, WILLIAMS, WRIGHT, JOHNSON & OLDFATHER, L.L.P.

1125 SOUTH 103rd STREET, SUITE 320

OMAHA, NEBRASKA 68124-1090

402-397-1700

402-397-1806

(Name and Address of Agent for Service)

(1)           The Company has reserved and is registering 120,000 shares of Common Stock for issuance pursuant to the 2008 Non-Employee Directors’ Restricted Stock Plan.

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price(2)	Amount Of Registration Fee
Common Stock	120,000	$ 4.22	$ 506,400	$ 19.90

(1)           In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2)            The proposed maximum offering price was determined in accordance with Rule 457(c) under the Securities Act of 1933, based on the last sale price reported on the American Stock Exchange on September 8, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be delivered to the directors in accordance with Form S-8 and Rule 428(b)(1) under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

Ballantyne of Omaha, Inc. (the “Company”) hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):

(1)           The Company’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), containing audited financial statements for the Company’s latest fiscal year;

(2)           All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above; and

(3)           The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A (File No. 1-13906)) filed under the Securities Exchange Act of 1934-, as amended, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part thereof from the date of the filing of such documents.

With respect to the Annual Report on Form 10-K, as amended, for the period ended December 31, 2007, which is incorporated by reference above, the Company notes that the independent valuation firm referenced in connection with the acquisition of Marcel Desrochers, Inc. in the Form 10-K, as amended, (page 48) was CBIZ Valuation Group, LLC. With respect to the Quarterly Reports on Form 10-Q for the periods ended March 31, 2008 and June 30, 2008, both of which are incorporated by reference above, the Company notes that the independent valuation firm referenced in connection with the valuation of the Auction Rate Securities in the Form 10-Q for the period ended March 31, 2008 (page 26) and for the period ended June 30, 2008 (page 8) was Gifford Fong Associates.  Both of these firms have filed consents which are filed as exhibits to this registration statement.

Item 4.    Description of Securities.

Not applicable.

Item 5.    Interests of Named Experts and Counsel.

Not applicable.

Item 6.    Indemnification of Directors and Officers.

The provision regarding indemnification of directors and officers is found in the Bylaws of the Company which are incorporated by reference to Exhibits 3.2 through 3.2.4 to the Form 10-K for the fiscal year ended December 31, 2007.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

See Exhibit Index on page 7.

Item 9.    Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)               To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)              To reflect in the prospectus any facts or events after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low- or high-end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)             To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which are made unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on September 10, 2008.

BALLANTYNE OF OMAHA, INC.

/s/ Kevin S. Herrmann
Kevin S. Herrmann, Secretary,
Treasurer, Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William F. Welsh, II
William F. Welsh, II	Director and Chairman of the Board	September 10, 2008

/s/ John P. Wilmers
John P. Wilmers	Director, President and Chief Executive Officer	September 10, 2008

/s/ Alvin Abramson
Alvin Abramson	Director	September 10, 2008

/s/ Marc E. LeBaron
Marc E. LeBaron	Director	September 10, 2008

/s/ Mark D. Hasebroock
Mark D. Hasebroock	Director	September 10, 2008

/s/ Christopher E. Beach
Christopher E. Beach	Director	September 10, 2008

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the following persons, in their capacities as members of the Plan Committee, have duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on September 10, 2008.

Signature	Date

/s/ William F. Welsh, II
William F. Welsh, II	September 10, 2008

/s/ John P. Wilmers
John P. Wilmers	September 10, 2008

/s/ Alvin Abramson
Alvin Abramson	September 10, 2008

/s/ Marc E. LeBaron
Marc E. LeBaron	September 10, 2008

/s/ Mark D. Hasebroock
Mark D. Hasebroock	September 10, 2008

/s/ Christopher E Beach
Christopher E. Beach	September 10, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit Index

3.1	Certificate of Incorporation (incorporated by reference to Exhibits 3.1 through 3.1.3 to the Form S-8, File No. 333-139177 (the “Form S-8”)).

3.1.1	Bylaws of the Company, as amended through the date hereof (incorporated by reference to Exhibit 3.2 through 3.2.4 of the Form 10-K for the fiscal year ended December 31, 2007).

5	Opinion of Counsel (filed herewith).

23.1	Consent of KPMG LLP, independent registered public accounting firm (filed herewith).

23.2	Consent of Counsel (included in Exhibit 5).

23.3	Consent of Gifford Fong Associates (filed herewith).

23.4	Consent of Gifford Fong Associates (filed herewith).

23.5	Consent of CBIZ Valuation Group, LLC (filed herewith).

99.1	Ballantyne of Omaha, Inc., Non-Employee Directors’ Restricted Stock Plan (incorporated by reference to Appendix A to the Schedule 14A Definitive Proxy Statement for the Company’s 2008 Annual Meeting).